Exhibit 99.1

For Immediate Release	Company Contact:	Agency Contact:

	Marty McDermut	Becky Herrick
	Vitesse Semiconductor	LHA
	www.vitesse.com	www.lhai.com
	+1.805.388.3700	+1.415.433.3777
	invest@vitesse.com	VTSS@lhai.com

Vitesse Reports Fourth Quarter and Fiscal Year 2013 Results

•                  New product revenue grew 14% sequentially and 82% year-to-year

•                  New product revenue represented 33% of product revenue for the fourth quarter

•                  New product design wins for 2013 up 40% compared with 2012

•                  Cash balance of $68.9 million at September 30, 2013

CAMARILLO, Calif. – Dec. 5, 2013 – Vitesse Semiconductor Corporation (NASDAQ: VTSS), a leading provider of advanced IC solutions for Carrier and Enterprise networks, reported its financial results for the fourth quarter and fiscal year 2013, ended September 30, 2013.

“During the year, we executed our new product strategy and continued converting design wins to meaningful revenue,” said Chris Gardner, CEO of Vitesse. “Fiscal 2013 new product revenue grew 82% year-over-year, reaching 33% of revenue. More importantly, we continue to build for the future. 2013 new product design wins grew 40%, strengthening Vitesse’s foundation for continued new product growth in 2014 and beyond.”

“Through ongoing R&D investment, we have developed patented technology advantages that solve the critical needs of our customers: service delivery, synchronization, security, and signal integrity. As a result, Vitesse is emerging as the de facto provider of Ethernet-based ICs for 4G/LTE Mobile and Cloud Access for Carrier and Enterprise networks. Our plan is to also expand into adjacent markets such as the Internet of Things. With this momentum, new product revenue is expected to ramp to $55 million in 2014. Vitesse is poised to achieve sustainable profitability.”

Fourth Quarter Fiscal Year 2013 Financial Results Summary

•                  Total net revenue was $26.9 million, compared to $26.4 million in the third quarter of fiscal year 2013 and $29.5 million in the fourth quarter of fiscal year 2012.

•                  Product revenue was $26.5 million, compared to $26.3 million in the third quarter of fiscal year 2013 and $28.1 million in the fourth quarter of fiscal year 2012.

•                  The product lines contributed the following as a percentage of product revenue as compared to the third quarter of fiscal year 2013:

•                  Carrier networking products: 55.8% versus 54.7%

•                  Enterprise networking products: 43.8% versus 43.2%

•                  Intellectual property revenue totaled $420,000, compared to $133,000 in the third quarter of fiscal year 2013 and $1.5 million in the fourth quarter of fiscal year 2012.

•                  Product margins were 51.8%, compared to 55.6% in the third quarter of fiscal year 2013 and 55.9% in the fourth quarter of fiscal year 2012.

•                  Operating expenses decreased to $17.6 million from $19.0 million in the third quarter of fiscal year 2013 and $18.0 million in the fourth quarter of fiscal year 2012, excluding a restructuring credit.

•                  Operating loss was $3.5 million, compared to operating loss of $4.3 million in the third quarter of fiscal year 2013 and operating income of $531,000 in the fourth quarter of fiscal year 2012.

•                  Non-GAAP operating loss was $2.3 million, compared to non-GAAP operating loss of $3.1 million in the third quarter of fiscal year 2013 and non-GAAP operating income of $308,000 in the fourth quarter of fiscal year 2012.

•                  Net loss was $5.8 million, or $0.10 per basic and fully diluted share. This compares to net loss of $6.4 million, or $0.17 per basic and fully diluted share, in the third quarter of fiscal year 2013; and net income of $1.2 million, or $0.05 per basic and fully diluted share, in the fourth quarter of fiscal year 2012.

•                  Non-GAAP net loss was $4.6 million, or $0.08 per basic and fully diluted share, compared to non-GAAP net loss of $5.2 million, or $0.13 per basic and fully diluted share, for the third quarter of fiscal year 2013; and non-GAAP net loss of $130,000, or breakeven per basic and fully diluted share, in the fourth quarter of fiscal year 2012.

Fiscal Year 2013 Financial Results Summary

•                  Total net revenue for fiscal year 2013 was $103.8 million compared with $119.5 million for fiscal year 2012.

•                  Product revenue was $101.3 million, compared with $109.9 million in fiscal year 2012.

•                  The product lines contributed the following as a percentage of fiscal year 2013 product revenue as compared to the fiscal year 2012:

•                  Carrier networking products: 55.6% versus 43.4%

•                  Enterprise networking products: 42.8% versus 49.0%

•                  Intellectual property revenue was $2.4 million compared with $9.6 million in fiscal year 2012.

•                 Product margins were 53.9% in fiscal year 2013 compared to 57.8% in the prior year.

•                  Operating expenses were $72.5 million compared to $72.9 million in fiscal year 2012, excluding a restructuring credit.

•                  Loss from operations was $15.5 million compared with income from operations of $1.6 million in fiscal year 2012.

•                  Non-GAAP loss from operations was $10.7 million compared with non-GAAP income from operations of $5.0 million in fiscal year 2012.

•                  Net loss was $22.1 million, or $0.55 per basic and fully diluted share, in fiscal year 2013, compared with a net loss of $1.1 million, or $0.04 per basic and fully diluted share, in fiscal year 2012.

•                  Non-GAAP net loss was $18.1 million, or $0.45 per basic and fully diluted share, in fiscal year 2013 compared with a non-GAAP net loss of $2.7 million, or $0.10 per basic and fully diluted share, in fiscal year 2012.

Balance Sheet Data at September 30, 2013 as Compared to September 30, 2012

•                  Cash balance increased to $68.9 million, compared to $23.9 million.

•                  Accounts receivable was $9.8 million, compared to $9.4 million.

•                  Inventory was $10.7 million, compared to $12.1 million.

•                  Working capital increased to $69.4 million, compared to $28.7 million.

Financial Outlook

For the first quarter of fiscal year 2014, ending December 31, 2013, Vitesse expects revenue to be in the range of $25.0 million to $27.0 million and product margins are expected to be between 53% and 54%. GAAP operating expenses are expected to be between $18.5 million and $19.5 million.

December 5, 2013 Conference Call Information

A conference call is scheduled for today, December 5, 2013, at 1:30 p.m. Pacific Time / 4:30 p.m. Eastern Time to report financial results for the fourth quarter and fiscal year 2013.

To listen to the conference call via telephone, dial 888.523.1228 (U.S. toll-free) or 719.457.2697 (International) and provide the passcode 8701276. Participants should dial in at least 10 minutes prior to the start of the call. To listen via the Internet, the webcast can be accessed through the investor section of the Vitesse corporate web site at www.vitesse.com.

The playback of the conference call will be available approximately two hours after the call concludes and will be accessible on the Vitesse corporate web site or by calling 877.870.5176 (U.S. toll-free) or 858.384.5517 (International) and entering the passcode 8701276. The audio replay will be available for seven days.

About Vitesse

Vitesse (NASDAQ: VTSS) designs a diverse portfolio of high-performance semiconductor solutions for Carrier and Enterprise networks worldwide. Vitesse products enable the fastest-growing network infrastructure markets including Mobile Access/IP Edge, Cloud Computing and SMB/SME Enterprise Networking. Visit www.vitesse.com or follow us on Twitter @VitesseSemi.

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Vitesse is a registered trademark of Vitesse Semiconductor Corporation in the United States and other jurisdictions. All other trademarks or registered trademarks mentioned herein are the property of their respective holders.

VTSS-F

Cautions Regarding Forward Looking Statements

All statements included or incorporated by reference in this release and the related conference call for analysts and investors, other than statements or characterizations of historical fact, are forward-looking statements that are based on our current expectations, estimates and projections about our business and industry, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” and similar terms, and variations or negatives of these words. Examples of forward-looking statements in this release include the Company’s financial outlook for its first fiscal quarter of 2014, projected revenues from design wins and anticipated revenue growth. Forward-looking statements are not guarantees of future performance and the Company’s actual results may differ significantly from the results discussed in the forward-looking statements. Factors and uncertainties that could affect the Company’s forward-looking statements include, among other things: identification of feasible new product initiatives, management of R&D efforts and the resulting successful development of new products and product platforms; acceptance by customers of the Company’s products; reliance on key suppliers; rapid technological change in the industries in which the Company operates; and competitive factors, including pricing pressures and the introduction by others of new products with similar or better functionality than the Company’s products. These and other risks are more fully described in the Company’s filings with the Securities and Exchange Commission, including the Company’s most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q, which should be read in conjunction herewith for a further discussion of important factors that could cause actual results to differ materially from those in the forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Measures

A non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. Non-GAAP measures are not in accordance with, nor are they a substitute for, GAAP measures. Other companies may use different non-GAAP measures and presentation of results.

We provide non-GAAP measures of non-GAAP income (loss) from operations and non-GAAP net income (loss) as a supplement to financial results based on GAAP income (loss) from operations and GAAP net income (loss). The Company believes that the additional non-GAAP measures are useful to investors for the purpose of financial analysis. We believe the presentation of non-GAAP measures provides investors with additional insight into underlying operating results and prospects for the future by excluding gains, losses and other charges that are considered by management to be outside of the Company’s core operating results. Management uses these measures internally to evaluate the Company’s in-period operating performance before taking into account these non-operating gains, losses and charges. In addition, the measures are used for planning and forecasting of the Company’s performance in future periods.

In deriving non-GAAP income (loss) from operations from GAAP income (loss) from operations, we exclude stock-based compensation charges, amortization of intangible assets, as well as restructuring and impairment charges. In deriving non-GAAP net income (loss) from GAAP net income (loss), we further exclude gain or loss on the embedded derivative. Stock-based compensation charges, amortization of intangible assets, and gain or loss on the embedded derivative represent charges that recur in amounts unrelated to the Company’s operations. Restructuring and impairment costs relate to strategic initiatives that result in short term increases in costs that end with the fulfillment of the initiative and cost reductions in future periods.

The non-GAAP financial measures we provide have certain limitations because they do not reflect all of the costs associated with the operation of our business as determined in accordance with GAAP. Non-GAAP income (loss) from operations and Non-GAAP net income (loss) are in addition to, and are not a substitute for or superior to, income (loss) from operations and net income (loss), which are prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. A detailed reconciliation of the non-GAAP measures to the most directly comparable GAAP measure is set forth below. Investors are encouraged to review these reconciliations to appropriately incorporate the non-GAAP measures and the limitations of these measures into their analyses. For complete information on stock-based compensation, amortization of intangible assets, restructuring and impairment charges, and the change in the fair value of our embedded derivatives, please see our Form 10-K for the year ended September 30, 2013.

VITESSE SEMICONDUCTOR CORPORATION

UNAUDITED CONSOLIDATED BALANCE SHEETS

	September 30,
	2013	2012
	(in thousands, except par value)
ASSETS
Current assets:
Cash	$68,863	$23,891
Accounts receivable, net	9,807	9,403
Inventory, net	10,692	12,060
Prepaid expenses and other current assets	1,897	2,125
Total current assets	91,259	47,479
Property, plant and equipment, net	3,107	3,832
Other intangible assets, net	1,170	1,175
Other assets	3,425	4,130
	$98,961	$56,616
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$7,436	$5,726
Accrued expenses and other current liabilities	12,245	12,188
Deferred revenue	2,215	871
Total current liabilities	21,896	18,785
Other long-term liabilities	407	574
Long-term debt, net	16,366	15,852
Compound embedded derivative	—	2,899
Convertible subordinated debt, net	44,384	42,521
Total liabilities	83,053	80,631

Stockholders’ equity (deficit):
Preferred stock, $0.01 par value: 10,000 shares authorized; Series B Non Cumulative, Convertible, nil and 135 shares outstanding at September 30, 2013 and 2012, respectively	—	1
Common stock, $0.01 par value: 250,000 shares authorized; 57,545 and 25,812 shares outstanding at September 30, 2013 and 2012, respectively	575	258
Additional paid-in-capital	1,891,661	1,829,976
Accumulated deficit	(1,876,328)	(1,854,250)
Total stockholders’ equity (deficit)	15,908	(24,015)
	$98,961	$56,616

VITESSE SEMICONDUCTOR CORPORATION

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended September 30,		Year Ended September 30,
	2013	2012	2013	2012
	(in thousands, except per share data)
Net revenues:
Product revenues	$26,455	$28,053	$101,334	$109,920
Intellectual property revenues	420	1,415	2,439	9,563
Net revenues	26,875	29,468	103,773	119,483
Costs and expenses:
Cost of product revenues	12,753	12,379	46,763	46,407
Engineering, research and development	9,940	10,195	41,927	42,713
Selling, general and administrative	7,593	7,727	30,210	29,822
Restructuring and impairment	—	(1,460)	—	(1,424)
Amortization of intangible assets	81	96	347	330
Costs and expenses	30,367	28,937	119,247	117,848
(Loss) income from operations	(3,492)	531	(15,474)	1,635
Other expense (income) :
Interest expense, net	1,997	1,956	7,916	7,778
Gain on compound embedded derivative	—	(1,124)	(803)	(4,897)
Other expense (income), net	34	19	39	40
Other expense, net	2,031	851	7,152	2,921
Loss before income tax benefit	(5,523)	(320)	(22,626)	(1,286)
Income tax benefit	242	(1,537)	(548)	(174)
Net (loss) income	$(5,765)	$1,217	$(22,078)	$(1,112)

Net (loss) income per common share — basic	$(0.10)	$0.05	$(0.55)	$(0.04)
Net (loss) income per common share - diluted	$(0.10)	$0.05	$(0.55)	$(0.04)
Weighted average shares outstanding- basic	57,254	25,628	40,311	25,121
Weighted average shares outstanding- diluted	57,254	26,513	40,311	25,121

VITESSE SEMICONDUCTOR CORPORATION

UNAUDITED RECONCILIATION OF GAAP NET (LOSS) INCOME TO NON-GAAP NET LOSS

	Three Months Ended September 30,		September 30,
	2013	2012	2013	2012
	(in thousands, except per share data)

GAAP net (loss) income	$(5,765)	$1,217	$(22,078)	$(1,112)

Adjustments:
Stock-based compensation charges	1,091	1,141	4,396	4,442
Amortization of intangible assets	81	96	347	330
Restructuring and impairment charges	—	(1,460)	—	(1,424)
Gain on compound embedded derivative	—	(1,124)	(803)	(4,897)
Total GAAP to non-GAAP adjustments	1,172	(1,347)	3,940	(1,549)
Non-GAAP net (loss) income	$(4,593)	$(130)	$(18,138)	$(2,661)

Net (loss) income per common share
Basic:
GAAP net (loss) income	$(0.10)	$0.05	$(0.55)	$(0.04)
Adjustments	0.02	(0.05)	0.10	(0.06)
Non-GAAP net (loss) income	$(0.08)	$—	$(0.45)	$(0.10)

Net (loss) income per common share
Diluted:
GAAP net (loss) income	$(0.10)	$0.05	$(0.55)	$(0.04)
Adjustments	0.02	(0.05)	0.10	(0.06)
Non-GAAP net (loss) income	$(0.08)	$—	$(0.45)	$(0.10)

UNAUDITED RECONCILIATION OF GAAP (LOSS) INCOME FROM OPERATIONS
TO NON-GAAP (LOSS) INCOME FROM OPERATIONS

GAAP (loss) income from operations	$(3,492)	$531	$(15,474)	$1,635
Adjustments:
Stock-based compensation charges	1,091	1,141	4,396	4,442
Amortization of intangible assets	81	96	347	330
Restructuring and impairment charges	—	(1,460)	—	(1,424)
Total GAAP to non-GAAP adjustments	1,172	(223)	4,743	3,348

Non-GAAP (loss) income from operations	$(2,320)	$308	$(10,731)	$4,983